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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated December 7, 2001, except as to Notes 6, 9, 11 and 12 which are as of March 31, 2002, relating to the financial statements and financial statement schedule of CTI, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Atlanta, Georgia
April 5, 2002